Exhibit 99.1

SUBSCRIPTION AGREEMENT
FOR
AINA LEA, INC.
COMMON STOCK ($13.75 PER SHARE)

Persons interested in purchasing common stock of Aina Le’a, Inc. must complete and return this Subscription Agreement along with their check, money order or bank draft payable to: Aina Le’a, Inc. ("the Issuer" and "the Company").

Subject only to acceptance hereof by the Issuer, in its discretion, the undersigned hereby subscribes for the number of common shares and at the aggregate subscription price set forth below.

An accepted copy of this Agreement will be returned to the Subscriber as a receipt, and the physical stock certificate will be delivered to each Investor within thirty (30) days of the Close of this Offering.

SECURITIES OFFERED - The Company is offering a total of 2,000,000 shares of its common stock (par value $.001 per share) at a price of $13.75 per share.  There is no minimum subscription amount.

SUBSCRIPTION - In connection with this subscription the undersigned hereby subscribes to the number of common shares shown in the following table.

NUMBER OF COMMON SHARES =
Multiply by Price of Shares x $13.75 per Share

Aggregate Subscription Price = $

Check or money order shall be made payable to Aina Le’a, Inc.

Please register the Shares, which I am purchasing in the following name(s):

As (check one)

__Individual                                __Tenants in Common                                       __Existing Partnership
__Joint Tenants                         __Corporation                                                      __Trust
__IRA                                           __Minor with adult custodian
            under the Uniform Gift to
            Minors Act

For the person(s) who will be registered shareholder(s):

Signature of Subscriber                                        Signature of Co-Subscriber

Name of Subscriber (Printed)                              Name of Co-Subscriber (Printed)

Address                                                                Address of Co-Subscriber

Address                                                                Address of Co-Subscriber

ACCEPTED BY:  Aina Lea, Inc., a Delaware corporation

By:
Date: